UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

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On December 27, 2024, Air Products and Chemicals, Inc. mailed the following brochure to its shareholders and posted the same to its website, https://www.voteairproducts.com/:

Investing in our core industrial Executing on gas business our growth Capitalizing on first-mover advantage in clean hydrogen strategy Returning capital to shareholders Maximizing long-term shareholder value

Air Products Is the Safest and Most Profitable Industrial Gas Company in the World Based on Adjusted EBITDA Margin[1]

Over ten years ago, our Board of Directors and CEO Seifi Ghasemi began a process to transform Air Products to create significant value for shareholders. Since FY 2014 we have:

Created more than	Grown	Delivered a	Returned
$44B	**~11%**	**~9%**	**$11.5B**
of shareholder value[2]	compound annual adjusted EPS growth rate[1]	compound annual dividend growth rate	of cash to shareholders

Air Products Has a Long History of Shareholder Value Creation

AIR PRODUCTS STOCK HISTORY


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We Are Delivering Value Through a Balanced Two-Pillar Growth Strategy

The Air Products Board has the skills, experience and expertise to oversee the successful execution of our two-pillar growth strategy to **grow** our core industrial gas business while **capitalizing** on our first-mover advantage in the clean hydrogen market and driving value creation.

Core Industrial Gases



Clean Hydrogen

CORE INDUSTRIAL GAS BUSINESS

- Delivering long-term adjusted EPS growth[1] and industry-leading adjusted EBITDA margin[1]
- On-site contracts require payment regardless of whether customer takes product, underpinning business stability
- Strong cash generation fuels continued increases in our dividend and strategic capital expenditures
- Focus remains on delivering proven reliability, significant efficiency and productivity benefits for our global customers

CLEAN HYDROGEN BUSINESS

- Meaningful first-mover advantage in a significant growth market
- Based on traditional on-site business model pioneered by Air Products
- Projects anticipated to be at or above our core industrial gas return levels; pursuing strategic equity partnership and project financing to offset capex deployment
- Demand already high and growing, driven by global decarbonization regulations
- Disciplined capital allocation to de-risk clean hydrogen projects

2

Clean Hydrogen Is the Future – and We Are NEOM Green Hydrogen Project Demonstrates Leading the Way Our Clean Hydrogen Strategy in Action Hydrogen plays a critical role in the energy transition and in mitigating the effects of climate change, and clean hydrogen will be essential to decarbonizing hard-to-abate processes like steelmaking and chemicals processing. NEOM is a joint venture of Construction is >70% Air Products only represents 20% $6T Heavy industry accounts for ACWA Power, Air Products and complete, and we are on track 1/3rd share of the equity at reduction in global emissions savings in the cost of the ~30% NEOM to establish the world’s to bring this facility on stream $800 million, significantly less by 2050 is possible if hydrogen energy transition by utilizing of COâ,, emissions, which we largest green hydrogen-based at the end of 2026 than initially planned ammonia production facility is utilized to decarbonize hydrogen to decarbonize have the opportunity to run on renewable energy heavy-duty transportation heavy-duty transportation decarbonize with clean and heavy industry3 and heavy industry3 hydrogen4 NEOM GREEN HYDROGEN PROJECT BY THE NUMBERS CLEAN HYDROGEN IS A TRILLION DOLLAR MARKET OPPORTUNITY Air Products only needs to capture a small amount of the available market to generate substantial value. #1 100% ~4 GW 2050 Decarbonization of pioneering green hydrogen renewable energy renewable power hard-to-abate sectors project (heavy industry and Iron & Steel 2030 heavy-duty transportation) Diversified Industrial A 598 B Already >1,000ktpa of public MtH Transportation 2eq Up to 600 tonnes Up to 1.2M tonnes tenders for clean hydrogen Power carbon-free hydrogen produced per day of ammonia exported per annum Adoption driven by both Buildings first movers and compliance requirements $642B $1.4T MARKET REVENUE OPPORTUNITY Source: Deloitte 2023 Global Green Hydrogen Outlook A. Includes chemicals, textile fibers manufacturing, electronics, recycling, and oil refining B. Includes aviation, shipping, and heavy road transport Air Products had the foresight to be the first of its peers to capture this opportunity. This allows us to… proof that demand is high and growing. The output of our NEOM project is less than 5% of the gray hydrogen used by European refineries, demonstrating the significant untapped market demand for clean hydrogen. Leverage 65+ years of Secure optimal locations Negotiate hydrogen experience and globally for producing favorable off-take intellectual property across clean hydrogen agreements projects

Your Board Has the Experience and Independence to Guide the Successful Execution of Our Growth Strategy

MEANINGFULLY REFRESHED, FIT-FOR-PURPOSE

6 of 9 directors will have been nominated in the last five years as of the Annual Meeting, including two new director nominees

Two recent director nominees bring extensive large-scale project execution experience and are well equipped to guide our next stage of growth

Board has the **skills, experience and expertise** to oversee the successful execution of our two-pillar strategy

HIGHLY INDEPENDENT WITH ROBUST OVERSIGHT

8 of 9 directors are independent

Led by experienced and effective Lead Independent Director — Ed Monser — who Mantle Ridge described in a letter to the Air Products Board dated October 11, 2024 as a "truly independent, high-integrity, and shareholder-oriented director nominee[ ] that we think can best serve shareholders"[5]

PROACTIVE AND THOROUGH CEO SUCCESSION PLANNING PROCESS UNDERWAY

Ongoing President search process announced in August 2024, with five prioritized candidates who have been assessed fully and are in the course of being presented to the full Board

Led by our Lead Independent Director, Ed Monser, with support of the full board and an independent search firm





Vote the WHITE Proxy Card today to safeguard the value of your investment

We strongly urge you to vote **"FOR"** the election of Air Products' nine experienced and highly qualified director nominees, **who will create value for shareholders through a prudent approach to capital allocation and the successful execution of our growth strategy.**

AIR PRODUCTS

Company Nominees RECOMMENDED by the company	FOR	WITHHOLD
Tonit M. Calaway	☑	☐
Charles Cogut	☑	☐
Lisa A. Davis	☑	☐
Seifollah Ghasemi	☑	☐
Jessica Trocchi Graziano	☑	☐
Edward L. Monser	☑	☐
Bhavesh V. Patel	☑	☐
Wayne T. Smith	☑	☐
Alfred Stern	☑	☐

MANTLE RIDGE Nominees OPPOSED by the company	FOR	WITHHOLD
Andrew Evans	☐	☐
Paul Hilal	☐	☐
Tracy McKibben	☐	☐
Dennis Reilley	☐	☐

DISCARD any BLUE proxy card you may receive from Mantle Ridge.

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Your Vote Is Important. Vote the WHITE Proxy Card Today. Whether or not you plan to virtually attend the If you have any questions or require Annual Meeting, please take a few minutes any assistance with voting your now to vote by Internet or by telephone by shares, please following the instructions on the WHITE proxy call the Company’s proxy solicitor: card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage- Innisfree M&A Incorporated paid envelope provided. Regardless of the 501 Madison Avenue, 20th Floor number of Company shares you own, your New York, New York 10022 presence by proxy is helpful to establish a quorum and your vote is important. 1 (877) 750-0537 (toll-free from the U.S. and Canada) Our Board of Directors Unanimously +1 (412) 232-3651 (from other Recommends a Vote “FOR” countries) Air Products’ Nine Nominees and Proposals on the Enclosed WHITE Proxy Card. more information regarding our Board nominees and strategy, visit: www.voteairproducts.com 1. Non-GAAP financial measure. Visit investors.airproducts.com for reconciliation 2. Based on $25.2B market capitalization on June 30, 2014 (one day prior to Mr. Ghasemi’s first day as CEO) and December 13, 2024 3. Source: Global Hydrogen Flows, Hydrogen Council / McKinsey & Company, Oct 2022 4. Source: The net-zero transition- What it would cost, what it could bring | McKinsey 5. Permission to use quote was neither sought nor obtained Non-GAAP Financial Measures This communication contains certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted EPS, adjusted EBITDA and adjusted EBITDA margin. On our website, at investors.airproducts.com, we have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Management believes these non-GAAP financial measures provide investors, potential investors, securities analysts, and others with useful information to evaluate our business because such measures, when viewed together with our GAAP disclosures, provide a more complete understanding of the factors and trends affecting our business. The non-GAAP financial measures supplement our GAAP disclosures and are not meant to be considered in isolation or as a substitute for the most directly comparable measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies. Forward-Looking Statements This communication contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this communication and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.